UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
March 18, 2009

(Date of report; date of earliest event reported)

Commission file number: 0-51438

RESIDENTIAL CAPITAL, LLC
(Exact name of registrant as specified in its charter)

Delaware	20-1770738
(State or other jurisdiction of	(IRS Employer
of incorporation or organization)	Identification No.)

One Meridian Crossings
Minneapolis, Minnesota 55423
(Address of principal executive offices)
(Zip Code)
(952) 857-8700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement

     SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement

On March 18, 2009, Residential Capital, LLC (“ResCap”) and two indirect subsidiaries of ResCap, Residential Funding Company, LLC (“RFC”) and GMAC Mortgage, LLC (“GMAC Mortgage”), each entered into an ISDA 2002 Master Agreement (collectively and together with the schedules, annexes and swap transactions relating thereto, the “ISDA Agreements”) with GMAC Investment Management LLC (“GMAC IM”), a subsidiary of GMAC LLC (“GMAC”), whereby ResCap, RFC and GMAC Mortgage each agreed with GMAC IM to enter into foreign exchange and interest rate hedging transactions.  On March 18, 2009, GMAC Mortgage entered into a Master Securities Forward Transaction Agreement (together with the annexes and swap transactions relating thereto, the “Forward Agreement” and together with the ISDA Agreements, the “Derivative Agreements”) with GMAC IM whereby GMAC Mortgage agreed to sell certain mortgage backed securities to GMAC IM from time to time on a forward basis.

On March 18, 2009, ResCap, RFC, GMAC Mortgage, and two indirect subsidiaries of ResCap, Passive Asset Transactions, LLC (“PATI”) and RFC Asset Holdings II, LLC (“RAHI” and together with ResCap, RFC, GMAC Mortgage and PATI, the “ResCap Entities”) entered into a Guarantee and Master Netting Agreement (the “Master Netting Agreement”) with GMAC and GMAC IM whereby the parties agreed to aggregate, net and set off against GMAC IM across the following related agreements: (i) the Derivative Agreements, (ii) the Loan Agreement dated as of November 20, 2008 (the “November Loan Agreement”) by and among the ResCap Entities, GMAC as lender agent (in such capacity, the “November Lender Agent”), and GMAC as initial lender, and (iii) the Loan and Security Agreement dated as of April 18, 2008 (the “MSR Agreement”) by and among ResCap, RFC, GMAC Mortgage and GMAC as lender (in such capacity, the “MSR Lender”).

In connection with the Derivative Agreements and Master Netting Agreement, on March 18, 2009, the ResCap Entities as grantors entered into an Omnibus Pledge and Security Agreement and Irrevocable Proxy (the “Omnibus Security Agreement”) with GMAC as omnibus agent (in such capacity, the “Omnibus Agent”), the November Lender Agent, the MSR Lender, GMAC as a secured party and GMAC IM as a secured party, whereby the ResCap Entities agreed to cross-collateralize their respective obligations under (i) the Derivative Agreements, (ii) the November Loan Agreement and the Pledge and Security Agreement and Irrevocable Proxy dated as of November 20, 2008 (the “November Security Agreement”) by and among the ResCap Entities and the November Lender Agent, and (iii) the MSR Agreement.  To secure such obligations, the ResCap Entities granted a security interest to the Omnibus Agent in any cash or other property posted or required to be posted as collateral by ResCap, RFC and GMAC Mortgage to GMAC IM pursuant to the terms of any Derivative Agreement and all right, title and interest of each of ResCap, RFC and GMAC Mortgage in, to and under any Derivative Agreement, and in the collateral previously pledged to the November Lender Agent and the MSR Lender, including (i) RFC’s receivables under certain warehouse loans it has made to third-party lenders; (ii) a secured note issued to PATI by Flume (No. 8), (iii) 100% of the equity of PATI A, LLC and 100% of the equity of RAHI A, LLC, and (iv) RFC’s and GMAC Mortgage’s servicing rights and related contractual rights under certain pooling and servicing agreements and loan servicing agreements with respect to pools of first- and second-lien mortgage loans and home equity lines of credit.

In connection with this cross-collateralization under the Omnibus Security Agreement, on March 18, 2009, the ResCap Entities and GMAC entered into the Fourth Amendment to the November Loan Agreement and the First Amendment Agreement to the November Security Agreement; and ResCap, RFC, GMAC Mortgage and GMAC entered into Amendment No. 8 to the MSR Agreement.

The Omnibus Security Agreement and each of the Derivative Agreements contain representations, warranties and covenants customary for such agreements.  Other provisions of the Omnibus Security Agreement include limitations on creating liens, incurring debt, transactions with affiliates, sale/leaseback transactions, engaging in new lines of business activity, paying dividends, and mergers and sale of substantially all assets.

In addition, on March 18, 2009, the Loan Repayment Dates for the MSR Agreement and the November Loan Agreement were extended to June 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESIDENTIAL CAPITAL, LLC
(Registrant)

Dated: March 24, 2009	/s/ James N. Young
James N. Young
Chief Financial Officer